Exhibit 99.3
JOINT FILING AGREEMENT
The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Amendment No. 5 to Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Amendment No. 5 jointly on behalf of each such party.

Date: November 17, 2009	WESTBURY (BERMUDA) LTD.

/s/ Jim Watt
Name: Jim Watt
Title: President

Date: November 17, 2009	WESTBURY TRUST

/s/ Jim Watt
Name: Jim Watt
Title: Trustee